Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THIRD FISCAL QUARTER

ENDED MARCH 31, 2013

Reports Adjusted EBITDA of $2.9 Million – Up $1.3 Million and 80.9%;

Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 560bps at 13.5%

BELLEVUE, WA May 14, 2013 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and nine months ended March 31, 2013.

Third Fiscal Quarter Financial Highlights (Quarter Ended March 31, 2013)

•	Total revenues increased 2.9% to $72.8 million in the third fiscal quarter of 2013 from $70.7 million for the comparable prior year period.

•

Net income attributable to common shareholders was $882,000, or $0.03 per basic and $0.02 per diluted share, for the third fiscal quarter of 2013, compared to a net loss attributable to common shareholders of $75,000, or $0.00 per basic and diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $1,531,000, or $0.05 per basic and $0.04 per diluted share, for the third fiscal quarter of 2013, compared to adjusted net income attributable to common shareholders of $990,000, or $0.03 per basic and diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 38% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA was $2,909,000 for the third fiscal quarter of 2013, compared to adjusted EBITDA in the prior year comparable period of $1,608,000.

CEO Comments

“We are very pleased with our overall financial performance in what is generally recognized as a tough market environment,” said Bohn Crain, Chairman and CEO. “We reported Adjusted EBITDA of $2.9 million for the quarter ended March 31, 2013, up $1.3 million and 80.9% over the comparable prior year period. As importantly, we also made significant progress in leveraging our scalable back-office infrastructure to drive margin expansion. For the quarter ended March 31, 2013, our Adjusted EBITDA expressed as a function of net revenues increased 560 basis points, up from 7.9% to 13.5% for the comparable prior year period. Our ability to leverage our personnel and general administrative costs as a function of our net revenues is what really allows us to drive profitable growth in our non-asset based business model and we are very excited about these trends as we continue to execute our growth strategy.”

Crain continued: “Growing our net revenue dollars through a combination of organic and acquisition initiatives is obviously also an important growth driver to the business. Historically, our growth has principally come through the expansion of our network footprint by the on-boarding of new agent locations (new store growth) and completing a number of strategic acquisitions. Same store growth, on the other hand has trended more closely with the overall economic environment and the shipping preferences of the end customers that we serve. This general dynamic is reflected in our net revenue growth for the quarter ended March 31, 2013 up a modest $1.3 million and 6.3% over the comparable prior year period.”

“While on-boarding new agent locations and acquisitions remain important drivers in our business model, we are also progressing several new initiatives intended to accelerate organic growth in the base business. This is taking the form of both internal and external growth opportunities. As we have previously discussed, we believe there is an opportunity to improve the margins on our existing business by internalizing work that we have traditionally outsourced to third parties: truck brokerage and customs house brokerage. Traditionally, we spend millions of dollars each year with unaffiliated truck brokers. To capture some of this business we have recently launched Radiant Transportation Services as our own truck brokerage operation to act as our own captive provider of transportation capacity back to our forwarding network. Through this initiative we believe we can improve our overall cost structure and provide better service to our network partners and the end customers that we serve. Similarly, we recently received our approval to provide remote location filing (“RLF”) services as a licensed customs brokerage. This will allow us to provide customs brokerage services back to the forwarding network and enhance the margin characteristics of our import business. Finally, we are beginning to build out a more robust sales organization which we believe will make a meaningful impact in the growth in support of both our company owned and independent agent offices.”

Crain concluded: “We are providing guidance for the upcoming quarter ending June 30, 2013 with adjusted EBITDA in the range of $2.6—$3.1 million on approximately $75.0-$80.0 million in revenues which equates to adjusted net income in the range of $1.3—$1.6 million, or $0.03—$0.04 per diluted share. We would also like to remind investors that our free cashflow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements. As we have previously discussed, we believe our stock continues to trade at a significant discount to our competitors and represents a great value for investors.”

Third Fiscal Quarter ended March 31, 2013 – Financial Results

For the three months ended December 31, 2012, Radiant reported net income attributable to common shareholders of $882,000 on $72.8 million of revenues, or $0.03 per basic and $0.02 per fully diluted share, including a gain of $675,000 in change in contingent consideration. For the three months ended March 31, 2012, Radiant reported a net loss attributable to common shareholders of $75,000 on $70.7 million of revenues, or $0.00 per basic and fully diluted share.

For the three months ended March 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,531,000, or $0.05 per basic and $0.04 per fully diluted share. For the three months ended March 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $990,000, or $0.03 per basic and per fully diluted share.

The Company also reported adjusted EBITDA of $2,909,000 for the three months ended March 31, 2013, compared to adjusted EBITDA of $1,608,000 for the three months ended March 31, 2012.

Nine Months ended March 31, 2013 – Financial Results

For the nine months ended March 31, 2013, Radiant reported net income attributable to common shareholders of $1,306,000 on $230.1 million of revenues, or $0.04 per basic and fully diluted share, including a gain $368,000 in connection with the DBA arbitration, gain of $950,000 of change in contingent consideration and a loss of $1,439,000 associated with the lease termination for redundant facilities in Los Angeles. For the nine months ended March 31, 2012, Radiant reported net income of $998,000 on $215.2 million of revenues, or $0.03 per basic and fully diluted share.

For the nine months ended March 31, 2013, Radiant reported adjusted net income attributable to common shareholders of $3,825,000, or $0.12 per basic and $0.11 per fully diluted share. For the nine months ended March 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $3,483,000, or $0.11 per basic and $0.10 per fully diluted share.

The Company also reported adjusted EBITDA, of $7,449,000 for the nine months ended March 31, 2013, compared to adjusted EBITDA of $5,188,000 for the comparable prior year period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for both the three and nine month periods ending March 31, 2012 appears at the end of this release.

Network Expansion – New Agent Stations

In April of 2013, the Company announced further organic expansion of its network with new operations in Los Angeles, California operating under the Airgroup brand.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA, to the most directly comparable GAAP measure is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending June 30, 2013

Net income	$625 – $932

Net income per common share
Basic	$0.02 – $0.03
Diluted	$0.02 – $0.03

Weighted average shares outstanding:
Basic shares	33,100,000
Diluted shares	35,800,000

Reconciliation of net income to adjusted net income:
Net income	$625 – $932

Adjustments to net income:
Income tax expense (benefit)	375 – 568
Depreciation and amortization	925
Non-recurring legal costs	75
Amortization of loan fees and original issue discount	75

Adjusted net income before taxes	$2,075 – $2,575

Provision for income taxes at 38%	789 – 978

Adjusted net income	$1,286 – $1,597

Adjusted net income per common share:
Basic	$0.04 – $0.05
Diluted	$0.03 – $0.04

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending June 30, 2013

Net income	$625 – $932

Adjustments to net income:
Income tax expense	375 – 568
Depreciation and amortization	925
Net interest expense	500

EBITDA	$2,425 – $2,925

Share-based compensation	100
Non-recurring legal costs	75

Adjusted EBITDA	$2,600 – $3,100

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Wednesday, May 15, 2013 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 413842.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and independent agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and Distribution By Air brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	MARCH 31, 2013	JUNE 30, 2012
ASSETS

Current assets:

Cash and cash equivalents	$1,309,627	$66,888

Accounts receivable, net of allowance of $1,483,639 and $1,311,670, respectively	46,858,964	51,939,016

Current portion of employee and other receivables	320,695	201,451

Income tax deposit	—	11,248

Prepaid expenses and other current assets	2,019,148	2,573,531

Deferred tax asset	998,894	684,231

Total current assets	51,507,328	55,476,365

Furniture and equipment, net	1,419,643	1,735,157

Acquired intangibles, net	9,958,267	11,722,812

Goodwill	15,924,138	14,951,217

Employee and other receivables, net of current portion	112,963	162,088

Deposits and other assets	322,499	422,500

Deferred tax asset	186,380	33,259

Total long term assets	26,504,247	27,291,876

Total assets	$79,431,218	$84,503,398

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued transportation costs	$32,986,525	$39,702,020

Commissions payable	5,701,747	4,633,880

Other accrued costs	2,161,010	2,041,596

Income taxes payable	115,531	—

Current portion of notes payable to former shareholders of DBA	767,092	767,092

Amounts due to former shareholders of acquired operations	—	2,664,224

Current portion of lease termination liability	441,464	—

Current portion of contingent consideration	513,000	—

Other current liabilities	—	64,392

Total current liabilities	42,686,369	49,873,204

Notes payable and other long-term debt, net of current portion and debt discount	16,680,626	16,257,695

Contingent consideration, net of current portion	5,387,000	6,200,000

Lease termination liability, net of current portion	574,516	—

Deferred rent liability	586,658	680,521

Other long term liabilities	36,318	89,887

Total long term liabilities	23,265,118	23,228,103

Total liabilities	65,951,487	73,101,307

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets (continued)

(unaudited)

	MARCH 31, 2013	JUNE 30, 2012
Stockholders’ equity:
Radiant Logistics, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—

Common stock, $0.001 par value, 100,000,000 and 50,000,000 shares authorized, 32,348,166 and 33,025,865 shares issued and outstanding, respectively	14,803	14,481

Additional paid-in capital	13,810,824	13,003,987

Deferred compensation	(15,512)	—

Retained deficit	(408,185)	(1,713,928)

Total Radiant Logistics, Inc. stockholders’ equity	13,401,930	11,304,540

Non-controlling interest	77,801	97,551

Total stockholders’ equity	13,479,731	11,402,091

Total liabilities and stockholders’ equity	$79,431,218	$84,503,398

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

(unaudited)

	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
	2013	2012	2013	2012

Revenue	$72,790,313	$70,748,655	$230,116,528	$215,195,428
Cost of transportation	51,183,245	50,431,819	164,745,770	153,391,091

Net revenues	21,607,068	20,316,836	65,370,758	61,804,337
Agent commissions	12,478,403	12,260,147	38,957,449	38,904,913
Personnel costs	4,215,425	3,354,376	11,818,672	9,326,395
Selling, general and administrative expenses	2,115,736	3,021,965	7,542,206	8,115,196
Depreciation and amortization	931,974	1,030,139	3,067,145	2,020,445
Transition and lease termination costs	—	331,095	1,544,454	893,474
Change in contingent consideration	(675,000)	20,000	(950,000)	20,000

Total operating expenses	19,066,538	20,017,722	61,979,926	59,280,423

Income from operations	2,540,530	299,114	3,390,832	2,523,914
Other income (expense):
Interest income	3,547	4,962	12,679	14,960
Interest expense	(492,414)	(473,677)	(1,500,435)	(777,034)
Gain on litigation settlement, net	—	—	368,162	—
Other	26,292	97,222	238,030	217,182

Total other expense	(462,575)	(371,493)	(881,564)	(544,892)

Income (loss) before income tax expense	2,077,955	(72,379)	2,509,268	1,979,022
Income tax benefit (expense)	(1,166,927)	45,732	(1,109,275)	(843,703)

Net income (loss)	911,028	(26,647)	1,399,993	1,135,319
Less: Net income attributable to non-controlling interest	(29,218)	(47,970)	(94,250)	(137,412)

Net income (loss) attributable to Radiant Logistics, Inc.	$881,810	$(74,617)	$1,305,743	$997,907

Net income per common share – basic	$.03	$.00	$.04	$.03
Net income per common share – diluted	$.02	$.00	$.04	$.03
Weighted average shares outstanding:
Basic shares	33,091,774	32,493,001	33,048,832	32,039,823
	35,748,483	32,493,001	35,580,702	34,954,441

RADIANT LOGISTICS, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 38% tax rate for calculating the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, unusual legal and claims settlement as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration stock-based compensation, acquisition, severance and lease termination costs and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
	2013	2012	2013	2012

Net income (loss)	$881,810	$(74,617)	$1,305,743	$997,907

Net income (loss) per common share – basic	$.03	$.00	$.04	$.03
Net income (loss) per common share – diluted	$.02	$.00	$.04	$.03

Weighted average shares outstanding:
Basic shares	33,091,774	32,493,001	33,048,832	32,039,823
Diluted shares	35,748,483	32,493,001	35,580,702	34,954,441

Reconciliation of net income (loss) to adjusted net income:

Net income (loss)	$881,810	$(74,617)	$1,305,743	$997,907

Adjustments to net income (loss):
Income tax expense (benefit)	1,166,927	(45,732)	1,109,275	843,703
Depreciation and amortization	931,974	1,030,139	3,067,145	2,020,445
Change in contingent consideration	(675,000)	20,000	(950,000)	20,000
Gain on litigation settlement, net	—	—	(368,162)	—
Lease termination costs	—	—	1,439,018	—
Acquisition related costs	13,606	140,549	52,943	409,308
Severance and transition costs associated with acquisitions	—	331,095	105,436	893,474
Non-recurring legal costs	78,577	133,935	201,990	353,092
Amortization of loan fees and original issue discount	71,554	61,094	206,289	80,455

Adjusted net income before taxes	2,469,448	1,596,463	6,169,677	5,618,384

Provision for income taxes at 38%	(938,390)	(606,656)	(2,344,477)	(2,134,986)

Adjusted net income	$1,531,058	$989,807	$3,825,200	$3,483,398

Adjusted net income per common share:
Basic	$.05	$.03	$.12	$.11
Diluted	$.04	$.03	$.11	$.10

	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
Reconciliation of net income (loss) to adjusted EBITDA:	2013	2012	2013	2012

Net income (loss)	$881,810	$(74,617)	$1,305,743	$997,907

Adjustments to net income:
Income tax expense (benefit)	1,166,927	(45,732)	1,109,275	843,703
Depreciation and amortization	931,974	1,030,139	3,067,145	2,020,445
Net interest expense	488,867	468,715	1,487,756	762,074

EBITDA	3,469,578	1,378,505	6,969,919	4,624,129

Share-based compensation	101,014	68,682	305,758	134,091
Change in contingent consideration	(675,000)	20,000	(950,000)	20,000
Gain on litigation settlement, net	—	—	(368,162)	—
Lease termination costs	—	—	1,439,018	—
Acquisition related costs	13,606	140,549	52,943	409,308

Adjusted EBITDA	$2,909,198	$1,607,736	$7,449,476	$5,187,528